Consent of Independent Registered Public Accounting Firm

Kingsway Financial Services Inc.
Itasca, Illinois
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-194108) of Kingsway Financial Services Inc. of our reports dated March 10, 2016, relating to the consolidated financial statements and financial statements schedules, and the effectiveness of Kingsway Financial Services Inc.’s internal control over financial reporting which appears in this Form 10-K.

/s/ BDO USA LLP
Grand Rapids, Michigan
March 10, 2016